UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2013
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-54751	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

608 – 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 687-0300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 with respect to the Debentures (as defined below) of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sale of Equity Securities.

On February 19, 2013, we issued an aggregate of 2,224,499 units (each a “Unit”) pursuant to private placement to 12 individuals/entities at a price of CAD$0.18 per Unit for total gross proceeds of CAD$400,499.82. Each Unit consists of one common share and one-half of one common share purchase warrant (each a “Warrant”). Each whole Warrant entitles the holder to purchase one additional common share (each a “Warrant Share”) at a price of CAD$0.25 per Warrant Share for a period of five years expiring on February 19, 2018. In connection with this private placement we paid a cash finder’s fee of CAD$315 and 1,750 common share purchase warrants (each a “Finder’s Warrant”) to and entity in British Columbia, Canada, a cash finder’s fee of CAD$6,300 to an entity in Florida, and a cash finder’s fee of CAD$1,399.86 and 7,777 Finder’s Warrants to and entity in Lancashire, U.K. The Finder’s Warrants have the same terms as the Warrants. We relied on exemptions from registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) provided by Rule 506 of Regulation D and/or Section 4(2) for US purchasers as well as Regulation S for Canadian and offshore purchasers, based on representations and warranties provided by the purchasers of the Units in their respective subscription agreements entered into between us and each purchaser.

Concurrently, on February 19, 2013, we issued an aggregate of US$5,305,540 in convertible debentures (each a “Debenture” and collectively, the “Debentures”) having a term until February 19, 2014 (the “Maturity Date”) and an interest rate of 15% per annum which shall accrue and be payable on the earlier of the Maturity Date or the date the entire principal amount of each Debenture is converted. The principal amount of the Debentures is convertible into shares of our common stock at the option of the holder, in whole or in part, at a price of US$0.19 (the “Conversion Price”) per share until the Maturity Date. The Conversion Price of the shares of common stock underlying each Debenture is subject to adjustment upon a reclassification or other change in our outstanding common stock and certain distributions to all holders of our common stock. In addition, each holder of a Debenture received five common share purchase warrants (each a “Warrant”) for each US$1.00 of principal amount of Debenture, entitling the holder to acquire one share of our common stock for each Warrant at an exercise price of US$0.19 per share for a period of one year from the date of issuance. The Debentures are secured by a first ranking floating charge security on all of our assets. In connection with this private placement of Debentures, we paid a cash finder’s fee of US$54,600 to an entity in New York, a cash finder’s fee of US$2,197.86 and 11,567 common share purchase warrants (each a “Finder’s Warrant”) to an entity in British Columbia, Canada, and a cash finder’s fee of US$17,159.94 and 90,315 Finder’s Warrants to an entity in Lancashire, U.K. The Finder’s Warrants have the same terms as the Warrants. We relied on exemptions from registration under the U.S. Securities Act provided by Rule 506 of Regulation D and/or Section 4(2) for US investors as well as Regulation S for Canadian and offshore investors, based on representations and warranties provided by the investors in the Debentures in their respective subscription agreements entered into between us and each investor.

The proceeds from the Unit offering and the Debenture offering will be used for the preliminary economic assessment, which we anticipate publishing at the end of the first quarter of 2013, and for general working capital.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On February 25, 2013, we issued a news release announcing the closing of the unit private placement and the convertible debenture private placement as described in Item 3.02 above.

A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description
99.1	Form of Convertible Debenture, dated February 19, 2013
99.2	Press Release dated February 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.

Date: February 25, 2013		/s/ Laara Shaffer
	Name:	Laara Shaffer
	Title:	Chief Financial Officer and a director